UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERALD BIOSCIENCE, INC.
(Exact name of Registrant as specified in its charter)

Nevada	45-0692882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5910 Pacific Center Blvd, Suite 320, San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Emerald Bioscience, Inc. (formerly known as Nemus Bioscience, Inc.)

2014 Omnibus Incentive Plan

__________________

(Full Title of the Plan)

Punit Dhillon

Chief Executive Officer

Emerald Bioscience, Inc.

5910 Pacific Center Blvd, Suite 320

San Diego, CA 92121

(949) 480-9051

________________________________________________________________

(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:

Mark C Lee

Greenberg Traurig, LLP

1201 K Street, Suite 1100

Sacramento, California 95814

(916) 442-1111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share issuable under the Emerald Bioscience, Inc. (formerly knowns as Nemus Bioscience, Inc.) 2014 Omnibus Incentive Plan.	18,486,435	$0.0450	$831,890	$107.98

___________

(1)

Represents additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Emerald Bioscience, Inc. (the “Registrant”) authorized for issuance under the Emerald Bioscience, Inc. (formerly known as Nemus Bioscience, Inc.) 2014 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered pursuant to the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price have been determined on the basis of the closing sale price of the Registrant’s Common Stock reported on the OTCQB, an over-the-counter quotation system, on August 10, 2020.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an additional 18,486,435 shares of the Registrant’s Common Stock that may be offered and sold under the Plan, pursuant to the Amendment No. 1 to the Plan approved by the Registrant’s Board of Directors and stockholders on October 5, 2018. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File Nos. 333-223439 and 333-227860), as filed with the Securities and Exchange Commission on March 5, 2018 and October 16, 2018, respectively, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of this Registration Statement is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the United States Securities and Exchange Commission (“the Commission”).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated by reference herein:

a. The Registrant’s Annual Report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that contains audited consolidated financial statements for the Registrant’s fiscal year ended December 31, 2019, as filed with the Commission on March 23, 2020.

b. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

c. The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 28, 2014, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1

Emerald Bioscience, Inc. (formerly known as Nemus Bioscience, Inc.) 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 3, 2014).

4.2	Amendment No. 1 to 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on October 16, 2018).
4.3	Amendment No. 2 to 2014 Omnibus Incentive Plan incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 12, 2020
5.1*	Opinion of Greenberg Traurig, LLP.
23.1*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
23.2*	Consent of Mayer Hoffman McCann P.C.
24.1*	Power of Attorney (included on signature page of this Registration Statement).

_______

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on August 12, 2020.

EMERALD BIOSCIENCE, INC.

By:	/s/ Punit Dhillon
Name:	Punit Dhillon
Its:	Chief Executive Officer, Chairman of the Board, and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Punit Dhillon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Punit Dhillon	Chief Executive Officer, Chairman of the Board, and Director	August 12, 2020
Punit Dhillon	(Principal Executive Officer)

/s/ Elena Traistaru	Chief Financial Officer and Secretary	August 12, 2020
Elena Traistaru	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jim Heppell	Director	August 12, 2020
Jim Heppell

/s/ Dr. Margaret Dalesandro	Director	August 12, 2020
Dr. Margaret Dalesandro

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EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Emerald Bioscience, Inc. (formerly known as Nemus Bioscience, Inc.) 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 3, 2014).

4.2	Amendment No. 1 to 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on October 16, 2018).
4.3	Amendment No. 2 to 2014 Omnibus Incentive Plan incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 12, 2020
5.1*	Opinion of Greenberg Traurig, LLP.
23.1*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
23.2*	Consent of Mayer Hoffman McCann P.C.
24.1*	Power of Attorney (included on signature page of this Registration Statement).

________

*Filed herewith.

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